Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------





The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-25555, No. 333-36397, No. 333-59226, and No. 333-65870) on Form S-8 and No.
333-40834 on Form S-3 of Paragon Technologies, Inc. of our report dated March 4, 2005, with respect to the consolidated balance sheets of Paragon Technologies, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Paragon Technologies, Inc.





                                  /s/ KPMG LLP




Philadelphia, Pennsylvania
March 28, 2005